Exhibit 10.1

                                                        [LOGO] citi smith barney

         Loan Account Number
--------------------------------------
Branch     Account       T    C    FA
 373        9002A          16      651
--------------------------------------

        Pledge Account Number
--------------------------------------    --------------------------------------
Branch     Account       T    C    FA     Branch     Account       T    C    FA
 373        92438          18      651
--------------------------------------    --------------------------------------
Branch     Account       T    C    FA     Branch     Account       T    C    FA

--------------------------------------    --------------------------------------
Branch     Account       T    C    FA     Branch     Account       T    C    FA

--------------------------------------    --------------------------------------

(If additional pledge accounts are required, please indicate account numbers on page 1.1.)

EXPRESS CREDITLINE
LOAN AGREEMENT

This Express CreditLine Revolving Loan Agreement ("Agreement") is made between Citigroup Global Markets Inc. ("SB") and the undersigned ("Client") to set forth the terms and conditions that will govern advances made to Client pursuant to a revolving credit facility ("Loan Facility") that SB establishes for Client for a purpose other than purchasing, carrying or trading in securities, or reducing or retiring indebtedness incurred to purchase, carry or trade in securities. This Agreement will not become effective and binding upon SB until it has been executed by Client and accepted by SB in its offices in New York.

1)(a) Subject to the terms and conditions of this Agreement, SB agrees to make one or more extensions of credit to Client from time to time in an aggregate principal amount which shall not at any time exceed one of the following amounts which shall be agreed upon by the parties: (i) the sum of the loanable values ("Loanable Values") of each class of eligible securities contained in Client's SB account(s), computed as of the close of the New York Stock Exchange ("NYSE") trading day immediately preceding the NYSE trading day on which an extension of credit is made, or (ii) a specific dollar amount selected by Client and approved by SB ("Loan Limit"). The initial Loan Limit selected by Client and agreed upon by SB shall be indicated in Schedule "A" to this Agreement. The Loan Limit must equal $25,001 or such greater amount as SB determines in its sole discretion. Client also understands and agrees that SB may reduce the Loan Limit in its sole discretion and at any time. Each extension of credit shall be referred to in this Agreement as an "Express CreditLine Advance" and shall in each instance only be made for a purpose other than purchasing, carrying or trading in securities, or reducing or retiring indebtedness incurred to purchase, carry or trade in securities. Express CreditLine Advances will be made in a good-faith account established pursuant to Federal Reserve Board Regulation T ("Express CreditLine Account") pursuant to procedures prescribed by SB. Client understands that SB will not in any event be required to make any Express CreditLine Advance to Client unless the Collateral (as defined in Section 6(a) of this Agreement) is acceptable to SB. If Client's obligation to repay one or more Express CreditLine Advances (and accrued interest thereon) is guaranteed by a person or entity that is not a party to this Agreement, and the guarantor pledges securities in the guarantor's SB account[s] as security for the guaranty, Client acknowledges that such securities must, at all times, be acceptable to SB.

(b) Client understands and agrees that SB may, in its sole discretion, obtain reports from, and provide information to, other persons concerning Client's credit standing and business conduct. SB may ask credit-reporting agencies for consumer reports of Client's credit history. Upon Client's request, SB will inform Client of the name and address of the consumer reporting agency or agencies that furnish such consumer reports to SB.

2)(a) Subject to the provisions of this Agreement, Client may obtain an Express CreditLine Advance at one or more times hereunder (subject to Client's Loan Limit) by: (i) writing a check drawn on Client's FMA Account at SB ("Client FMA Check"), (ii) requesting SB to issue a branch check ("Branch Check") payable to Client in the amount of the Express CreditLine Advance, (iii) requesting SB to wire-transfer Federal funds in the amount of the Express CreditLine Advance to a bank account in Client's name, (iv) requesting SB to effect an automatic transfer of funds ("ACH") to a pre-enrolled bank account in Client's name, (v) using Client's debit card ("Card") made available by SB, or (vi) any other method agreed upon by SB and Client. If Client uses any of the foregoing methods to access his/her FMA Account and there is an insufficient amount of cash or cash equivalents in that account to honor the request for a debit, an Express CreditLine Advance will be made to Client to place sufficient funds in his/her SB FMA Account. Client understands and agrees that all Express CreditLine Advances are subject during the term of this Agreement to his/her Loan Limit.

(b) In the event Client seeks an Express CreditLine Advance hereunder by issuing a Client FMA Check or using the Card which if honored would increase Client's outstanding principal balance under the Loan Facility above Client's Loan Limit, SB may without notice to Client refuse to honor Client's request for such Express CreditLine Advance and interim any person presenting the Client FMA Check or requesting authorization for use of the Card that it was not paid or honored due to insufficient funds or for any other reason.

3) (a) SB shall charge Client interest on the aggregate principal amount of Express CreditLine Advances outstanding, if any. Such interest will be computed in the same manner as that set forth for securities margin accounts in the pamphlet prepared by SB entitled "Important New Account Information" (hereafter referred to as "New Account Document"), which may be amended from time to time and which amendment shall become binding upon written notice to Client. Client hereby acknowledges receipt of the New Account Document. Interest will be payable monthly. As provided In Paragraph 4, SB may in its sole discretion require that all interest be paid in cash and/or shares of a money market fund in Client's Express CreditLine Account. If SB elects not to impose this requirement, and if (i) a sufficient amount of cash or money market fund shares is not available in Client's Express CreditLine Account to pay the monthly interest amount, or if Client elects not to make interest payments from the Express CreditLine Account, and (ii) sufficient Collateral (as hereafter defined) acceptable to SB is in SB's possession, the interest due shall be added to Client's outstanding principal balance and thereafter interest shall accrue on such amount until Client's outstanding balance under the Loan Facility has been repaid in full, whether before or after demand or termination of this Agreement. Client understands that by adding interest to the outstanding principal balance of Client's Express CreditLine Advances, the amount of additional Express CreditLine Advances Client may obtain shall be proportionately reduced.

(b) Client understands that SB may pay a portion of the interest that it receives to Clients' Financial Advisor. SB may also charge Client, to the extent permitted by applicable law, fees for establishing and/or servicing the Loan Facility.

(c) In no event shall the total interest and fees charged under this Agreement exceed

                                                                        --------
                                                                        CPI#1120
                                                                        --------

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the  maximum  interest  rate or total fees  permitted  by law.  In the event any excess interest or fees are collected, the same shall be refunded or credited to Client.

4) Fixed Rate Advances or Conversions

(a) For each Express CreditLine Advance as described in the Agreement, Client may select an interest rate that is fixed for a specific period of time. Client may also convert a portion of the Express CreditLine balance from a variable rate to a fixed rate of interest for a specific period of time. For purposes of this Agreement, except where specifically noted, a balance conversion will also be considered an Express CreditLine Advance. The fixed interest rate will be based on the one-, three-, six- or twelve-month London InterBank Offered Rate ("LIBOR") as well as the 2-, 3-, 4-, and 5-year LIBOR SWAP index, as selected by Client, plus a spread. Client may lock in a fixed interest rate for one, three, six or twelve months or 2, 3, 4, or 5 years when Client requests an Express CreditLine Advance. The term of the fixed interest rate will correspond to the LIBOR rate selected by Client. (For example, if Client selects an interest rate based on six-month LIBOR, the rate will be fixed for six months even though six-month LIBOR may change over that six-month period.) The fixed rate of interest will be based on the applicable LIBOR as published in The Wall Street Journal "Money Rates" table two business days after the date the Express CreditLine Advance is requested. Client may confirm the LIBOR rates and spreads in effect on any day by calling Client's Financial Advisor. Client must request a fixed interest rate Express CreditLine Advance by contacting Client's Financial Advisor.

(b) Client may obtain a fixed rate Express CreditLine Advance (other than a balance conversion) only by (i) requesting SB to issue a Branch Check payable to Client in the amount of the Express CreditLine Advance or (ii) requesting SB to wire-transfer federal funds in the amount of the Express CreditLine Advance to a bank account in the Client's name. Client may not have more than nine fixed rate Express CreditLine Advances outstanding at any one time.

(c) At the end of the selected one-, three-, six- or twelve-month term, or 2-, 3-, 4-, or 5-year term, Client may pay the Express CreditLine Advance in full, or renew the fixed interest rate for the same or a different term based on the LIBOR rates in effect on the first business day of the renewal term. Client must select a renewal term no more than 30 days prior to the end of the fixed rate term. If Client does not select a renewal term, the Express CreditLine Advance will be subject to the variable interest rate as described in Paragraph (3)(a) of the Agreement.

(d) In the event Client pays a fixed rate Express CreditLine Advance, in whole or in part, prior to the expiration of the selected maturity term, or requests that the Advance be converted to a variable rate of interest, a "breakage fee" will be charged to Client. SB may, in its sole discretion, debit Client's
Express CreditLine Account for the amount of the breakage fee. Interest will accrue on the debited amount at a variable interest rate as described in Paragraph (3)(a) of this Agreement until the amount is paid in full. The breakage fee will be determined as follows: SB will compare the original LIBOR rate selected by Client (rate "A") to the current LIBOR rate as of the Prepayment Effective Date (rate "B"). If A is greater than B, SB will calculate the breakage fee by multiplying the difference between rates A and B by the total amount of the Advance, times the remainder of the maturity term. The remainder of the maturity term will be computed on a 360-day year basis from the Prepayment Effective Date to the end of the maturity term. The Prepayment Effective Date will be the date Client makes the prepayment or requests that the Advance be converted to a variable rate of interest. If the prepayment or request occurs after 3:00 p.m. eastern time or on a non-business day, the Prepayment Effective Date will be the next business day. The minimum breakage fee is $500. If A is less than or equal to B, a breakage fee of $500 will be charged.

(e) SB reserves the right in its sole discretion to stop offering fixed rate advances. If fixed rate advances are discontinued, Client may no longer select a fixed interest rate for any new Express CreditLine Advance. However, the fixed interest rate on any existing Express CreditLine Advance will not be affected, except that on the interest maturity date, unless paid in full, the Express CreditLine Advance will be subject to the variable interest rate as described in Paragraph (3)(a) of the Agreement. The fixing of interest for any period of time shall be without prejudice to SB's rights to demand payment of the Loan Facility at any time pursuant to Paragraph 5 hereof.

5) Client agrees to pay on demand any balance owing with respect to Client's Loan Facility, including interest, fees and any costs of collection (including reasonable attorneys' fees, if any). Client understands that SB may demand full or partial payment of any balance outstanding under the Loan Facility at its sole option and without cause at any time, and that Express CreditLine Advances under the Loan Facility are not for any specific term or duration. Client agrees that at the sole option of SB, all payments received in respect of any Collateral in Client's Express CreditLine Account, including interest, dividends, premiums and principal; all proceeds from any Collateral in Client's Express CreditLine Account that is liquidated for any reason; and all deposits or other transfers into Client's Express CreditLine Account may be applied in SB's sole discretion, first to repay any interest accrued with respect to Client's Loan Facility (whether or not such interest has been added to the principal amount of the Loan Facility outstanding), and then to any other amounts outstanding or otherwise payable to SB under the Loan Facility. In its sole discretion, SB may require Client to maintain sufficient shares in a money market fund in Client's Express CreditLine Account to pay all interest that accrues and which is not paid through the application of all payments received in respect of any Collateral in Client's Express CreditLine Account, all proceeds from any Collateral and all deposits or other transfers into Client's Express CreditLine Account. As necessary, SB may, without prior notice to Client, debit the money market fund in Client's Express CreditLine Account in such amount as is necessary to pay such excess interest as it accrues. Any amount outstanding under the Loan Facility may be paid at any time in whole or in part by Client without penalty. Payments applied to principal will increase the amount available for subsequent Express CreditLine Advances, subject to Client's Loan Limit. Client shall make all payments regarding the Loan Facility to SB at its offices in New York.

6) Client agrees not (a) to use any portion of an Express CreditLine Advance to purchase, carry or trade in securities, or to reduce or retire other debts Client incurs for the purpose of purchasing, carrying or trading in securities,
(b) to make any Client FMA Check payable to SB or another brokerage firm, or (c) to make funds available to a third party for any purpose described in clauses
(a) or (b). Client shall be deemed to repeat such agreements each time Client obtains an Express CreditLine Advance hereunder. Client also acknowledges that willful non-compliance with these restrictions may constitute a violation by Client of Regulation "X" of the Federal Reserve Board.

7) (a) As security for Client's obligations to SB under this Agreement, Client hereby assigns, grants and conveys to SB a first priority lien and security interest in all cash, stocks, bonds, other securities, certificates of deposit and instruments now or hereafter in Client's Express CreditLine Account and all other accounts maintained by Client with SB (including any managed accounts maintained by Client) and all dividends, interest and proceeds of such property, and any property, substituted by the Client (collectively, the "Collateral"). Client authorizes SB, at Client's expense, to sign and file, without Client's signature, such financing statements and other documents that in SB's sole judgment are necessary to perfect, preserve and protect SB's security interest in the Collateral, and to perform any and all such other acts necessary and incident to the execution of the powers granted to SB herein. Client also agrees to take all action which SB reasonably requests to assure that SB has a continuing first priority perfected security interest in the Collateral while this Agreement remains in effect.

(b) SB reserves the right to require Client at any time to deposit into Client's Express CreditLine Account additional Collateral in such amount as SB requires or to substitute new Collateral for any Collateral that has previously been deposited in Client's Express CreditLine Account. Client may, with SB's approval and upon such terms and conditions as SB shall prescribe, substitute securities or other property for Collateral in Client's Express CreditLine Account.

The Following Paragraph 8 (a) is Applicable Only to Clients Who Are Natural Persons

8) (a) Client represents and warrants to SB that (a) except for SB's rights under this Agreement, Client owns the Collateral free of any security interest or lien in favor of any third party or any impediment to transfer (other than, in the case of restricted and control stock, any restrictive legend restricting the sale of the security under the Securities Act of 1933), (b) Client will not pledge the Collateral or grant a security interest in the Collateral to any third party, or permit the Collateral to become subject to any liens or encumbrances (other than SB's security interest), or enter into a "lock-up" agreement or other agreement that affects the Collateral, in each case during the term of this Agreement, (c) Client is of the age of a majority in the state in which he/she is domiciled and is authorized to execute and deliver this Agreement and to perform his/her obligations hereunder, (d) Client is not an employee benefit plan, as that term is defined by the Employee Retirement Income

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Security Act of 1974  ("ERISA"),  or an Individual  Retirement  Account,  (e) in
respect of restricted and control stock, in the event that SB liquidates and sells the Collateral, all Collateral consisting of securities will be readily transferable into "street name" in good deliverable form, and together with the securities of any other person whose sales must be aggregated with the Client's under applicable law and rules, will be saleable under the Securities Act of 1933 and other applicable law and rules, and (f) unless Client advises SB to the contrary in writing and provides SB with a letter of approval, where required, from Client's employer, Client is not an employee or member of any stock exchange or trading market or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper. Client shall be deemed to repeat each of these representations and warranties each time Client obtains an Express CreditLine Advance hereunder.

The  Following   Paragraph  8  (a)  is  Applicable   Only  to  Clients  Who  Are
Corporations, Partnerships, Trusts or Other Entities

8) (a) Client represents and warrants to SB that a) it is a corporation, partnership, trust or other entity duly organized, validly existing and in good standing under the laws of the State in which it is organized; b) it has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted; c) it is qualified to do business in every jurisdiction where such qualification is required, except where the failure to qualify would not have a material adverse effect on Client;
d) it has the power and authority to execute, deliver and perform its obligations under this Agreement; e) the execution, delivery and performance of this Agreement and the creation of a first priority lien and security interest in the Collateral provided for herein (i) are within Client's corporate power,
(ii) have been duly authorized by all necessary and proper corporate action, including the consent of shareholders where required, (iii) are not in contravention of any provision of Client's certificate of incorporation or by-laws, (iv) do not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to Client, and (v) do not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease agreement or other instrument to which Client is a party or by which Client or any of its property is bound; f) this Agreement has been duly executed and delivered by Client and constitutes its legal, valid and binding obligation enforceable against Client in accordance with its terms; g) except for SB's rights under this Agreement, Client owns the Collateral free of any security interest or lien in favor of any third party or any impediment to transfer (other than, in the case of restricted and control stock, any restrictive legend restricting the sale of the security under the Securities Act of 1933); h) Client is not an employee benefit plan, as that term is defined by ERISA; and i) Client will not pledge the Collateral or grant a security interest in the Collateral to any third party, or permit the Collateral to become subject to any liens or encumbrances (other than SB's security interest), or enter into a "lock-up" agreement or other agreement that affects the Collateral, in each case during the term of this Agreement and j) in respect of restricted and control stock, in the event that SB liquidates and sells the Collateral, all Collateral consisting of securities will be readily transferable into "street name" in good deliverable form, and together with the securities of any other person whose sales must be aggregated with the Client's under applicable law and rules, will be saleable under the Securities Act of 1933 and other applicable law and rules. Client shall be deemed to repeat each of these representations and warranties each time Client obtains an Express CreditLine Advance hereunder.

(b) In the event Client maintains a Consulting Group account with SB, Client acknowledges that it has received and had the opportunity to review SB's "wrap fee brochure" and the disclosures therein relating to Client's Express CreditLine Loan Facility.

Paragraph 8 (c) is Applicable Only to Idaho and Rhode Island Residents

8 (c) Client represents and warrants that (i) all Express CreditLine Advances are being received solely to acquire or carry on a business or commercial enterprise and/or Client is a business or commercial organization, and (ii) Express CreditLine Advances shall be used for commercial purposes. It is agreed and stipulated that all Express CreditLine Advances shall be construed for all purposes as commercial loans and are made for other than personal, family or household purposes.

9) Whenever SB deems it necessary or appropriate for its protection, SB is authorized, in its sole discretion, to take one or more of the following actions: (a) require Client to repay promptly all or a specified amount of the outstanding balance of the Loan facility, (b) deposit promptly into Client's Express CreditLine Account a specific amount of additional Collateral, (c) reduce the Loan Limit to a level determined by SB, (it) liquidate, withdraw or sell the Collateral and apply it to any amounts owed to SB, or (e) terminate Client's Express CreditLine borrowing privileges. All of the foregoing actions may be done without prior notice to Client, and in the case of clauses (c)-(e), without demand upon Client. In addition, any sale may be made in SB's sole discretion on the exchange or market where such business is then usually transacted, at public auction or private sale and without providing Client prior notice of such sale. In addition to SB's rights under this Agreement, SB shall have the right to exercise any one or more of the rights and remedies of a secured creditor under the New York Uniform Commercial Code then in effect. All rights and remedies under this Agreement are cumulative and are in addition to all other rights and remedies that SB may have at law or equity. Notwithstanding the foregoing, to the extent permitted by law, Client expressly waives compliance with tile provisions of Section 202 of the New York Lien Law.

10) This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such State.

11) This Agreement may not be assigned by Client without SB'S prior written consent, and shall be binding upon Client's heirs, executors, administrators, successors and permitted assigns (whichever is applicable). SB may assign this Agreement to any person or entity without Client's consent or prior notice to Client, and this Agreement shall inure to the benefit of SB's successors and assigns (whether by merger, consolidation or otherwise).

12) This Agreement may be amended (a) by SB at any time by sending Client a written notice of such amendment, or (b) with the written consent of both parties. Any such amendment shall be effective as of the date established by SB or by both parties, as applicable. This Agreement may not he amended orally. Either Client or SB may waive compliance with any provision of this Agreement. Such waiver must be in writing and signed by the party to be charged with such waiver. Any such waiver will not be deemed to be a waiver of any other provision of this Agreement.

13) SB shall not he liable to Client for (a) any loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions, commonly known as "Acts of God," beyond SB's control, or (b) any consequential, incidental, indirect or special damages, even if such damages are reasonably foreseeable.

14) This Agreement, all schedules to this Agreement, and the New Account Document reflect the entire agreement between SB and Client concerning Client's Loan Facility, and supersede any other agreement, promise, representation or undertaking, whether written or oral, concerning the Loan Facility. This Agreement is in addition to, and does not nullify, Client's FMA Account agreement and any other agreements between Client and SB (collectively, "Other Agreements"). In the event of a conflict between the provisions of this Agreement, on the one hand, and the New Account Document or the Other Agreements, on the other hand, the provisions of this Agreement shall govern.

15) If any provision of this Agreement is held to be invalid, illegal or unenforceable by reason of any law, rule, administrative order or judicial decision, such determination shall not affect the validity of the remaining provisions of this Agreement.

16) Either party may terminate this Agreement upon thirty (30) calendar days prior written notice to the other party, except that Client shall not be entitled to terminate this Agreement in the event there is an outstanding principal balance in the Loan Facility, or accrued interest or other fees and charges (if any) relating to the Loan Facility have not been paid. Termination of this Agreement shall not affect any obligations incurred by Client prior to the effective date of termination, or SB's rights to the Collateral, or securities deposited with SB by a guarantor of Client's Loan Facility. All indemnification provisions herein, as well as Paragraphs 17-22, shall survive the termination of this Agreement.

17) Without the necessity of a judicial determination, and whether or not litigation occurs, Client hereby agrees to indemnify and hold harmless SB and its directors, officers, employees, agents and affiliates from any and all claims (whether or not meritorious), liabilities, judgments, damages, losses, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and expenses) in any way

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related to, or arising out of or in connection  with, this Agreement,  including without limitation Client's grant of a first priority lien and security interest in the Collateral and any action taken or omitted by SB at Client's request or pursuant to Client's instructions.

18) ARBITRATION

This  agreement  contains  a  predispute   arbitration  clause.  By  signing  an
arbitration agreement the parties agree as follows:

o All parties to this agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

o Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

o The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

o The arbitrators do not have to explain the reason(s) for their award.

o The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

o The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

o The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement.

I agree that all claims or controversies, whether such claims or controversies arose prior, on or subsequent to the date hereof, between me and SB and/or any of its present or former officers, directors, or employees concerning or arising from (i) any account maintained by me with SB individually or jointly with others in any capacity; (ii) any transaction involving SB or any predecessor firms by merger, acquisition or other business combination and me, whether or not such transaction occurred in such account or accounts; or (iii) the construction, performance or breach of this or any other agreement between us, any duty arising from the business of SB or otherwise, shall be determined by arbitration before, and only before, any self-regulatory organization or exchange of which SB is a member. I may elect which of these arbitration forums shall hear the matter by sending a registered letter or telegram addressed to Smith Barney at 77 Water Street, New York, N.Y. 10005, Attn: Law Department. If I fail to make such election before the expiration of five (5) days after receipt of a written request from SB to make such election, SB shall have the right to choose the forum.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

19) SB shall not be liable for a refusal by a third party to honor any Client FMA Check or the Card.

THE FOLLOWING PARAGRAPHS 20 - 22 APPLY ONLY TO MULTIPLE PARTY ACCOUNTS OF NATURAL PERSONS

20) If Client's Express CreditLine Account is a multiple party account, in consideration of SB establishing the Loan Facility for the owners thereof, each account owner agrees that he/she is a Client for purposes of this Agreement and to be jointly and severally liable for said account and to pay on demand any balance owing with respect to the Loan Facility. Each account owner has full power and authority to borrow and withdraw money or to do anything with reference to the Express CreditLine Account as if he or she were the sole owner thereof, and SB is authorized and directed to act upon any instructions received train any account owner and to accept payment and securities from any account owner for the credit of this account regardless of the source or registration of such payments or securities. Any and all notices, communications or any demands sent to any account owner shall be binding upon all account owners, and may be given by mail or other means of communication. All representations and agreements contained in this Agreement shall he deemed to have been made by each account owner.

21) Without the necessity of a judicial determination, and whether or not litigation occurs, each account owner agrees to indemnify and hold harmless SB and its directors, officers, employees, agents and affiliates from and against any and all claims (whether or not meritorious), liabilities, judgments, damages, losses, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and expenses) in any way related to, or arising out of, or in connection with, or as the result of, SB following the instructions of any account owner. SB, in its sole discretion, may at any time suspend all activity in the multiple party account pending instructions from a court of competent jurisdiction or require that instructions pertaining to the multiple party account or the property therein be in writing signed by all account owners. SB shall be entitled to recover from the Express CreditLine Account or from any account owner prior to distribution of the funds or properly therein such costs as it may incur, including reasonable attorneys' fees, as the result of any dispute between or among account owners relating to or arising from the Express CreditLine Account.

22) (a) Each Express CreditLine Account owner agrees that, in the event of the death of any owner thereof, the survivor or survivors shall immediately give SB written notice thereof, and SB may, before or after receiving such notice, take such actions, require such papers, inheritance or estate tax waivers, retain such portion of the account and restrict transactions in such account as SB may deem advisable to protect SB against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of an Express CreditLine Account owner who shall have died shall be liable and each survivor shall continue to be liable, jointly and severally, for all obligations to SB under this Agreement whether or not incurred prior to the receipt by SB of the written notice of the death of the decedent, or incurred in the liquidation of the Express CreditLine Account or the adjustment of the interests of the respective parties.

(b) If the Express CreditLine Account contains any rights of survivorship, in the event of the death of any owner thereof, all assets in the Express CreditLine Account shall pass to and be vested in the survivor[s] on the same terms and conditions as previously held, without in any manner releasing the decedent[s] estate from the liabilities provided for herein. The estate[s] of the decedent[s] and the survivor[s] hereby jointly and severally agree to fully indemnify and hold harmless SB from all liability for any taxes which may be owed in connection with the transfer and vesting of the assets in the survivor[s], or any claims by third parties.

DISCLOSURES REQUIRED BY STATE LAW

23) SB is required to give each of the following disclosures to Clients who reside in the state to which each specific disclosure applies. Please note that some disclosures required by state law may reflect rights granted to all consumers under similar federal laws.

a) Illinois (if credit card access is requested):

No applicant may be denied a credit card on account of race, color, religion, national origin, ancestry, age (between 40 and 70), sex, marital status, or physical or mental handicap unrelated to the ability to pay or unfavorable discharge from military service. The applicant may request the reason for rejection of his or her application for a credit card. No person need reapply for a credit card in any name permitted by law that he or she regularly uses and is generally known by, so long as no fraud in intended thereby. A person may hold a credit card in any name permitted by law that he or she regularly uses and is generally known by, so long as no fraud is intended thereby.

b) Minnesota:

Express CreditLine Advances are made by SB under Section 334.19 of the Minnesota Statutes.

c) Missouri:

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect client (borrower) and SB (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement

4725B (12/2007) page 4 of 7

    Smith Barney is a division and service mark of Citigroup Global Markets Inc.

between us, except as we may later agree in writing to modify it.

d) New York:

A consumer report may be requested in connection with your application. Upon your request, we will inform you whether or not a consumer report was requested, and if so, the name and address of the consumer reporting agency that furnished the report. Subsequent consumer reports may be requested or utilized in connection with an update, renewal or extension of the credit for which you are applying.

e) Ohio:

The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit-reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights Commission administers compliance with this law.

f) Rhode Island;

A consumer credit report may be obtained in connection with your application.

4725B (12/2007) page 5 of 7

    Smith Barney is a division and service mark of Citigroup Global Markets Inc.

--------------------------------------------------------------------------------

CLIENT ACKNOWLEDGES RECEIPT OF FORM T-4 PROMULGATED BY THE FEDERAL RESERVE BOARD AS WELL AS A COPY OF THIS AGREEMENT. BY SIGNING BELOW, CLIENT APPLIES FOR THIS LOAN FACILITY AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS HEREIN. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PAGE 3, PARAGRAPH 18.

CITIGROUP GLOBAL MARKETS INC. ("SMITH BARNEY")

Signature of Branch or Operations Manager: /s/ Lisa Hubbard       Date: 4/21/08

Branch Office Address __________________________________________________________

Client Signatures:

--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                      Date

Concord Camera Corp.     /s/ Ira B. Lampert - Chairman & CEO      March 26, 2008
--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                      Date

--------------------------------------------------------------------------------
If a Corporation, Partnership, Trust or Other Entity also provide

--------------------------------------------------------------------------------
Entity Name              Authorized Signer and Title (please print)

Concord Camera Corp.     /s/ Ira B. Lampert - Chairman & CEO      March 26, 2008
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Schedule "A"

                 Loan Limit Amount Election (See Attachment 1)

Name of Client: Concord Camera Corp. elects the following as Client's Initial Loan Limit.

Client should elect and sign only one of the alternatives below.

a) the sum of the Loanable Values in Client's SB account(s) computed in accordance with Paragraph 1 (a), which must be equal to or greater than $25,001.*

--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                       Date

--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                       Date

--------------------------------------------------------------------------------

or

b) $9MM (specify dollar amount, which must be equal to or greater than $25,001).* After Client signs and dates this document, Client may not borrow an amount greater than it has specified unless Client signs and dates an amended Loan Limit Amount Election form specifying such greater amount and SB countersigns the amended form.

--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                      Date

Concord Camera Corp.     /s/ Ira B. Lampert - Chairman & CEO      March 26, 2008
--------------------------------------------------------------------------------
Print Name of Client     Signature of Client                      Date

--------------------------------------------------------------------------------

Approved by Smith Barney
--------------------------------------------------------------------------------
Print Name of Branch     Signature of Branch or
or Operations Manager    Operations Manager                       Date

/s/ Elizabeth C. Brylin  /s/ Elizabeth C. Brylin                  4/16/08
--------------------------------------------------------------------------------

State       Minimum Loan Limit           State           Minimum Loan Limit
---------------------------------------  ---------------------------------------
Indiana     $50,001 for consumer loans;  Pennsylvania    $50,001
            $25,001 for business loans
                                         Vermont         $1,000,001 for business
Maine       $35,001                                      loans; consumer loans
                                                         not allowable
Oklahoma    $45,001
                                         West Virginia   $45,001 (except
Oregon      $50,001                                      business loans)

                                         Wyoming         $50,001
--------------------------------------------------------------------------------

* In the states listed below Schedule "A", the minimum Loan Limit will be higher.

4725B (12/2007) page 6 of 7

    Smith Barney is a division and service mark of Citigroup Global Markets Inc.

                            South Dakota Disclosure

Date: _______________________

Initial Credit Line: $______________ or the sum of the loanable values of each class of eligible securities contained in Client's Smith Barney account(s).

Attached to this Disclosure is a list of the current cash, stocks, bonds, other securities, certificates of deposits and instruments in the Client's Express CreditLine Account and all other accounts maintained by the Client(s) with Smith Barney that secure the Client(s) Facility.

This Facility has no due dates or maturity dates. Following demand for payment, the Client(s) requirement to pay Smith Barney may not be extended and Smith Barney is not obligated to refinance any amounts the Client(s) owe Smith Barney.

4725B (12/2007) page 7 of 7

    Smith Barney is a division and service mark of Citigroup Global Markets Inc.

                           Schedule "A" Attachment 1
                      To Express CreditLine Loan Agreement
                        Between Concord Camera Corp. and
                         Citigroup Global Markets, Inc.

                                   ----------

Client has posted securities having an aggregate market value of (i) $18 million as collateral to secure the $9 million credit and (ii) $2 million as collateral to secure up to $1 million of interest that may accrue on advances under the $9 million credit line.

Advances under the credit line will bear interest at the rate of Open Fed Funds +1.50% per annum through August 20, 2008, as set forth in the April 15, 2008 letter from Pete Secret, Senior Vice President, Branch Manager of Citi Smith Barney's Atlanta, Georgia office to Ira Lampert, Chairman and CEO of Concord Camera Corp., a copy of which is attached hereto and incorporated into the Express CreditLine Loan Agreement between Concord Camera Corp. and Citigroup Global Markets, Inc.

Pete Secret                    The Pinnacle                            Tel 404 842 2222
Senior Vice President          3455 Peachtree Road NE, Suite 1400      Fax 404 842 2393
Branch Manager                 Atlanta, GA 30326                       francis.p.secret@smithbarney.com

April 15, 2008

Mr. Ira B. Lampert
Concord Camera Corp.
4000 Hollywood Blvd., Suite 650
Hollywood, FL 33021-1214

Re:   Concord Camera Corp. - Account 373-91821-15-651

Dear Ira:

This describes the special pricing we can offer to you on our Express Credit loan product for your holdings of Auction Rate Securities that have experienced failed auctions ("ARS"). From March 21, 2008, until August 20, 2008, your eligible advances will bear interest at the rate of Open Fed Funds(1) + 1.50% per annum. Eligible advances are those drawn against your ARS that have experienced failed auctions.(2) This special pricing is only available for credit limits up to $10,000,000. After August 20, 2008, your interest rate pricing will subject to review by Smith Barney and Smith Barney will determine the availability of the special rate. To maintain your eligibility for this rate, you must keep your eligible ARS positions in a separate pledged account linked to the Express Credit loan and maintained at your current Smith Barney Branch and you must continue attempting to sell your ARS at subsequent auctions. As of March 6, 2008, we are advancing up to 50% of the amount of your ARS for credit limits up to $10,000,000. As more fully explained in your Express Credit Loan Agreement, Smith Barney reserves the right to change our advance rate on your ARSs at any time.

All standard Express Credit terms, conditions and restrictions apply to these loans, as more fully set forth in your Express Credit Loan Agreement with us. You can find additional information on our credit terms in Smith Barney's "Important New Account Information Booklet". You should read your Express Credit Loan Agreement and the Booklet before proceeding.

                                         Sincerely,

                                         /s/ Pete Secret

                                         Pete Secret
                                         Senior Vice President
                                         Branch Manager

----------
(1) The Open Fed Funds rate used for Express Credit loans is based on the Open Fed Funds rate as more fully described in Smith Barney's "Important New Account Information Booklet" (GP2369). For current and historical Open Fed Funds rate, please contact your Smith Barney Financial Advisor.

(2) This special interest rate is not linked to the yield on your ARS and may be higher than the yield on your ARS.

                                                   Citigroup Global Markets Inc.

The information set forth was obtained from sources which we believe reliable but we do not guarantee its accuracy or completeness. Neither the information nor any opinion expressed constitutes a solicitation by us of the purchase or sale of any securities.